Exhibit 99.1

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES UNDER CONTRACT FOR PURCHASE BY
PETROLEUM DEVELOPMENT CORPORATION FROM MERIT ENERGY
THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2011

CONTENTS

Page

Independent Auditors' Report	3
Statements of Revenues and Direct Operating Expenses	4
Notes to Statements of Revenues and Direct Operating Expenses	5

Independent Auditors' Report

The Members
Merit Energy Company, LLC:

We have audited the accompanying statement of revenues and direct operating expenses of Merit Energy Company's oil and gas properties under contract for purchase by Petroleum Development Corporation (the Properties) for the year ended December 31, 2011. This statement is the responsibility of the Properties' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement referred to above was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The statement is not intended to be a complete presentation of the revenues and expenses of the Properties.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of Merit Energy Company's oil and gas properties under contract for purchase by Petroleum Development Corporation for the year ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP
Dallas, Texas
May 11, 2012

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES UNDER CONTRACT FOR PURCHASE BY
PETROLEUM DEVELOPMENT CORPORATION FROM MERIT ENERGY
(In thousands)

	Three Months Ended March 31,		Year Ended
	2012	2011	2011
	(Unaudited)

Revenues	$8,553	$10,916	$43,074
Direct Operating Expenses	2,305	2,234	6,171
Excess of Revenues over Direct Operating Expense	$6,248	$8,682	$36,903

See accompanying Notes to Statements of Revenues and Direct Operating Expenses

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES UNDER CONTRACT FOR PURCHASE BY
PETROLEUM DEVELOPMENT CORPORATION FROM MERIT ENERGY
THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2011

Note 1 - BASIS OF PRESENTATION

On May 11, 2012, Petroleum Development Corporation (“PDC Energy”) entered into a Purchase and Sale agreement (“PSA”) with Merit Energy Company and certain of its affiliates (“Merit Energy”) to purchase oil and gas properties and related facilities located in the Wattenberg Field in Colorado as further defined in the PSA (the “Properties”) for approximately $330.6 million, subject to normal closing adjustments, with an effective date of April 1, 2012. The accompanying statements of revenues and direct operating expenses relate only to the properties to be divested by Merit Energy and subsequently acquired by PDC Energy (“PDC Energy Properties”).

Historical financial statements prepared in accordance with accounting principles generally accepted in the United States of America have never been prepared for the PDC Energy Properties. During the periods presented, the PDC Energy Properties were not accounted for or operated as a consolidated entity or as a separate division by Merit Energy. The accompanying statements of revenues and direct operating expenses related to the PDC Energy Properties were prepared from the historical accounting records of Merit Energy.

Certain indirect expenses, as further described in Note 4, were not allocated to the PDC Energy Properties and have been excluded from the accompanying statements. Any attempt to allocate these expenses would require significant and judgmental allocations, which would be arbitrary and may not be indicative of the performance of the properties on a stand-alone basis.

These statements of revenues and direct operating expenses do not represent a complete set of financial statements reflecting the financial position, results of operations, stakeholder's equity and cash flows of the PDC Energy Properties and are not necessarily indicative of the results of operations for the PDC Energy Properties going forward.

The accompanying statements of revenues and direct operating expenses for the three months ended March 31, 2012 and 2011 are unaudited but, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) that are necessary for a fair presentation of the revenues and direct operating expenses of the PDC Energy Properties for those periods.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Estimates

The preparation of statements of revenues and direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Revenue Recognition

Merit Energy utilizes the sales method of accounting for oil and natural gas revenues whereby revenues, net of royalties, are recognized based on the actual volumes of oil and natural gas production sold to purchasers. The amount of gas sold may differ from the amount to which Merit Energy is entitled based on its revenue interests in the properties.

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES UNDER CONTRACT FOR PURCHASE BY
PETROLEUM DEVELOPMENT CORPORATION FROM MERIT ENERGY
THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2011

Direct Operating Expenses

Direct operating expenses, which are recognized on an accrual basis, relate to the direct expenses of operating the PDC Energy Properties. The direct operating expenses include lease operating, ad valorem tax and production tax expense. Lease operating expenses include lifting costs, well repair expenses, surface repair expenses, well workover costs and other field expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment and facilities directly related to oil and natural gas production activities.

Note 3 - CONTINGENCIES

The activities of the PDC Energy Properties are subject to potential claims and litigation in the normal course of operations. Merit Energy management does not believe that any liability resulting from any pending or threatened litigation will have a material adverse effect on the operations or financial results of the PDC Energy Properties.

Note 4 - EXCLUDED EXPENSES

The PDC Energy Properties are part of a much larger enterprise prior to their sale by Merit Energy to PDC Energy. Indirect general and administrative expenses, interest, income taxes, and other indirect expenses were not allocated to the PDC Energy Properties and have been excluded from the accompanying statements. In addition, any allocation of such indirect expenses may not be indicative of costs which would have been incurred by the PDC Energy Properties on a stand-alone basis.

Depreciation, depletion, and amortization have been excluded from the accompanying statements of revenues and direct operating expenses as such amounts would not be indicative of the depletion calculated on the PDC Energy Properties on a stand-alone basis.

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES UNDER CONTRACT FOR PURCHASE BY
PETROLEUM DEVELOPMENT CORPORATION FROM MERIT ENERGY
THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2011

Note 5 - SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED)

Estimated Net Quantities of Oil and Natural Gas Reserves

The estimates of Proved Oil and Gas Reserves as of December 31, 2011 were prepared for Merit Energy utilizing year-end estimates of reserve quantities provided by third-party independent petroleum engineering consultants. The estimated proved net recoverable reserves presented below include only those quantities that were expected to be commercially recoverable at the SEC applicable prices and costs for each year under the then existing regulatory practices and with conventional equipment and operating methods. Proved Developed Reserves represent only those reserves estimated to be recovered through existing wells. Proved Undeveloped Reserves include those reserves that may be recovered from new wells on undrilled acreage or from existing wells on which a relatively major expenditure for recompletion or secondary recovery operation is required. All of the PDC Energy Properties' Proved Reserves set forth herein are located in Colorado. The estimate of reserves, and the standardized measure of discounted future net cash flow shown below reflect Merit Energy's development plan for the PDC Energy Properties rather than PDC Energy's development plan for those properties.

Discounted future cash flow estimates like those shown below are not intended to represent estimates of the fair value of our oil and natural gas properties. Estimates of fair value should also consider unproved reserves, anticipated future oil and natural gas prices, interest rates, changes in development and production costs and risks associated with future production. Because of these and other considerations, any estimate of fair value is subjective and imprecise.

The following table sets forth estimates of the proved oil and natural gas reserves (net of royalty interests) for the PDC Energy Properties and changes therein, for the periods indicated. Reserves for oil include natural gas liquids.

	Oil (BBLS)	Gas (MCF)
Proved Reserves
Balance at December 31, 2010	9,678,383	71,768,609
Production	(560,118)	(3,466,551)
Revisions	2,315,875	1,780,184
Balance at December 31, 2011	11,434,140	70,082,242

	Oil (BBLS)	Gas (MCF)
Proved Developed Reserves
December 31, 2010	6,748,388	53,907,562
December 31, 2011	8,632,098	53,426,493

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES UNDER CONTRACT FOR PURCHASE BY
PETROLEUM DEVELOPMENT CORPORATION FROM MERIT ENERGY
THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2011

Standardized Measure of Discounted Future Net Cash Flows

We have summarized the Standardized Measure related to our proved oil, natural gas and NGL reserves. We have based the following summary on a valuation of Proved Reserves using discounted cash flows based on SEC pricing applicable for each year, costs and economic conditions and a 10% discount rate. The additions to Proved Reserves from the purchase of reserves in place and new discoveries and extensions could vary significantly from year to year; additionally, the impact of changes to reflect current prices and costs of reserves proved in prior years could also be significant. Accordingly, you should not view the information presented below as an estimate of the fair value of our oil and natural gas properties, nor should you consider the information indicative of any trends.

Standardized Measure of Oil and Gas

December 31,
In Thousands	2011

Future Cash Inflows	$944,179
Future Production Costs	(247,358)
Future Development Costs	(102,936)
Future Net Cash Flows	593,885
Discount of 10% per annum	(370,869)
Standardized Measure of Discounted Future Net Cash Flows	$223,016

During recent years, prices paid for oil and natural gas have fluctuated significantly. Estimated discounted future net cash flows in the table above for December 31, 2011 were computed using NYMEX prices of $95.84 per barrel of oil, and $4.15 per MMBTU of natural gas.

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES UNDER CONTRACT FOR PURCHASE BY
PETROLEUM DEVELOPMENT CORPORATION FROM MERIT ENERGY
THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2011

The following table sets forth the changes in standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the period indicated.
Changes in Standardized Measure

(In thousands)

Balance at December 31, 2010	$169,162
Sales of oil and natural gas produced, net	(36,903)
Net changes in prices and production costs	27,622
Previously estimated development costs incurred	1,361
Net changes in future development costs	100
Revisions of previous quantity estimates	29,576
Accretion of discount	16,916
Changes in timing and other	15,182
Balance at December 31, 2011	$223,016